Exhibit 5.1

601 Lexington Avenue New York, New York 10022

(212) 446-4800	Facsimile:
(212) 446-4900

www.kirkland.com

May 23, 2012

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, TN 37067

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special counsel to Community Health Systems, Inc., a Delaware corporation (the “Parent”), CHS/Community Health Systems, Inc., a Delaware corporation (the “Issuer”), and each of the other guarantors listed on Schedule A hereto (the “Guarantors” and, together with the Parent and the Issuer, the “Registrants”), in connection with the preparation of the Registration Statement on Form S-3 (as such registration statement may be amended or supplemented, the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) by the Registrants to register the following securities: senior and subordinated debt securities of the Parent and Issuer (collectively, the “Debt Securities”) and the guarantees thereof (the “Guarantees”); shares of common stock, $0.01 par value per share, of the Parent (the “Common Stock”); shares of preferred stock, $0.01 par value per share, of the Parent (the “Preferred Stock”); warrants of the Parent to purchase securities (the “Warrants”); and shares of Preferred Stock of the Parent represented by depositary shares, each of which will represent a fractional share or multiple shares of Preferred Stock (the “Depositary Shares”), all of which securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), relating to the offered securities will have become effective under the Act; (b) a prospectus supplement (the “Prospectus Supplement”) to the Registration Statement will have been prepared and filed with the Commission describing the securities offered thereby; (c) all offered securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (d) a definitive purchase, underwriting, sales agency or similar agreement with respect to the offered securities will have been duly authorized and validly executed and delivered by the issuer of the securities and the other parties thereto; (e) any applicable indenture and indenture trustee will have been qualified under the Trust Indenture Act of 1939, as amended; and (f) that the Parent will receive at least par value for the any equity security issued.

Hong Kong	London	Los Angeles	Munich	New York	Palo Alto	San Francisco	Washington, D.C.

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter, we advise you that:

1. When the Debt Securities and the applicable indenture have been authorized by appropriate corporate authorization, the applicable indenture has been duly executed by the parties thereto, and the Debt Securities have been executed, authenticated and delivered in accordance with the applicable indenture against payment therefor, the Debt Securities will be validly issued and the Debt Securities will constitute binding obligations of the Parent or the Issuer, as applicable.

2. When the Guarantees and the applicable indenture have been authorized by appropriate corporate authorization, the applicable indenture has been duly executed by the parties thereto, and the Guarantees have been executed, authenticated and delivered in accordance with the applicable indenture against payment therefor, the Guarantees will be validly issued and will constitute binding obligations of such Guarantors.

3. When the Common Stock and/or the Preferred Stock have been duly authorized by appropriate corporate authorization and issued upon receipt of payment therefor, the Common Stock and/or Preferred Stock will be validly issued, fully paid, and non-assessable.

4. When the Warrants and the related warrant agreement have been duly authorized by appropriate corporate authorization, the warrant agreement has been duly executed by the parties thereto, and the Warrants have been executed, countersigned, and delivered in accordance with the warrant agreement against payment therefor, the Warrants will be validly issued and will constitute binding obligations of the Parent.

5. When the Depositary Shares and any Preferred Stock in the form of Depositary Shares have been duly authorized by appropriate corporate authorization, the Preferred Stock represented by the Depositary Shares has been duly delivered to the depositary under the applicable deposit agreement, and the depositary receipts evidencing the Depositary Shares have been executed, countersigned, and delivered in accordance with the deposit agreement against payment therefor, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the applicable depositary receipts and depositary agreement.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) any laws except the laws of the State of Illinois, the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and judicial decisions interpreting these laws.

We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states. We undertake no responsibility to update or supplement this opinion in response to changes in law or future events or other circumstances. The opinion expressed herein concerns only the effect of the law (excluding the principles of conflicts of law) of the State of Illinois, the State of New York and the General Corporation Law of the State of Delaware.

This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

This opinion is rendered solely for your benefit and may not be used, circulated, quoted relied upon or otherwise referred to by any other person for any other purpose without our prior written consent.

We have relied as to certain matters on information obtained from public officials, officers of the Parent, the Issuer, the Guarantors, and other sources.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion in the Registration Statement in the section “Legal Matters.” In giving this consent, we do not thereby admit that we are “experts” within the meaning of the Act.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

Schedule A

Guarantors	Jurisdiction of Incorporation or Formation

Abilene Hospital, LLC	DE

Abilene Merger, LLC	DE

Affinity Health Systems, LLC	DE

Affinity Hospital, LLC	DE

Anna Hospital Corporation	IL

Berwick Hospital Company, LLC	DE

Big Bend Hospital Corporation	TX

Big Spring Hospital Corporation	TX

Birmingham Holdings II, LLC	DE

Birmingham Holdings, LLC	DE

Bluefield Holdings, LLC	DE

Bluefield Hospital Company, LLC	DE

Blue Island Hospital Company, LLC	DE

Blue Island Illinois Holdings, LLC	DE

Bluffton Health System, LLC	DE

Brownsville Hospital Corporation	TN

Brownwood Hospital, L.P.	DE

Brownwood Medical Center, LLC	DE

Bullhead City Hospital Corporation	AZ

Bullhead City Hospital Investment Corporation	DE

Carlsbad Medical Center, LLC	DE

Centre Hospital Corporation	AL

CHHS Holdings, LLC	DE

CHS Kentucky Holdings, LLC	DE

CHS Pennsylvania Holdings, LLC	DE

CHS Virginia Holdings, LLC	DE

CHS Washington Holdings, LLC	DE

Guarantors	Jurisdiction of Incorporation or Formation

Clarksville Holdings, LLC	DE

Cleveland Hospital Corporation	TN

Cleveland Tennessee Hospital Company, LLC	DE

Clinton Hospital Corporation	PA

Coatesville Hospital Corporation	PA

College Station Hospital, L.P.	DE

College Station Medical Center, LLC	DE

College Station Merger, LLC	DE

Community GP Corp.	DE

Community Health Investment Company, LLC	DE

Community LP Corp.	DE

CP Hospital GP, LLC	DE

CPLP, LLC	DE

Crestwood Hospital, LLC	DE

Crestwood Hospital, LP, LLC	DE

CSMC, LLC	DE

CSRA Holdings, LLC	DE

Deaconess Holdings, LLC	DE

Deaconess Hospital Holdings, LLC	DE

Deming Hospital Corporation	NM

Desert Hospital Holdings, LLC	DE

Detar Hospital, LLC	DE

DHFW Holdings, LLC	DE

DHSC, LLC	DE

Dukes Health System, LLC	DE

Dyersburg Hospital Corporation	TN

Emporia Hospital Corporation	VA

Evanston Hospital Corporation	WY

Fallbrook Hospital Corporation	DE

Foley Hospital Corporation	AL

Forrest City Arkansas Hospital Company, LLC	AR

Guarantors	Jurisdiction of Incorporation or Formation

Forrest City Hospital Corporation	AR

Fort Payne Hospital Corporation	AL

Frankfort Health Partner, Inc.	IN

Franklin Hospital Corporation	VA

Gadsden Regional Medical Center, LLC	DE

Galesburg Hospital Corporation	IL

Granbury Hospital Corporation	TX

Granite City Hospital Corporation	IL

Granite City Illinois Hospital Company, LLC	IL

Greenville Hospital Corporation	AL

GRMC Holdings, LLC	DE

Hallmark Healthcare Company, LLC	DE

Hobbs Medco, LLC	DE

Hospital of Barstow, Inc.	DE

Hospital of Fulton, Inc.	KY

Hospital of Louisa, Inc.	KY

Hospital of Morristown, Inc.	TN

Jackson Hospital Corporation (KY)	KY

Jackson Hospital Corporation (TN)	TN

Jourdanton Hospital Corporation	TX

Kay County Hospital Corporation	OK

Kay County Oklahoma Hospital Company, LLC	OK

Kirksville Hospital Company, LLC	DE

Lakeway Hospital Corporation	TN

Lancaster Hospital Corporation	DE

Las Cruces Medical Center, LLC	DE

Lea Regional Hospital, LLC	DE

Lexington Hospital Corporation	TN

Longview Clinic Operations Company, LLC	DE

Longview Medical Center, L.P.	DE

Longview Merger, LLC	DE

Guarantors	Jurisdiction of Incorporation or Formation

LRH, LLC	DE

Lutheran Health Network of Indiana, LLC	DE

Marion Hospital Corporation	IL

Martin Hospital Corporation	TN

Massillon Community Health System LLC	DE

Massillon Health System LLC	DE

Massillon Holdings, LLC	DE

McKenzie Tennessee Hospital Company, LLC	DE

McNairy Hospital Corporation	TN

MCSA, L.L.C.	AR

Medical Center of Brownwood, LLC	DE

Merger Legacy Holdings, LLC	DE

MMC of Nevada, LLC	DE

Moberly Hospital Company, LLC	DE

MWMC Holdings, LLC	DE

Nanticoke Hospital Company, LLC	DE

National Healthcare of Leesville, Inc.	DE

National Healthcare of Mt. Vernon, Inc.	DE

National Healthcare of Newport, Inc.	DE

Navarro Hospital, L.P.	DE

Navarro Regional, LLC	DE

NC-DSH, LLC	NV

Northampton Hospital Company, LLC	DE

Northwest Hospital, LLC	DE

NOV Holdings, LLC	DE

NRH, LLC	DE

Oak Hill Hospital Corporation	WV

Oro Valley Hospital, LLC	DE

Palmer-Wasilla Health System, LLC	DE

Payson Hospital Corporation	AZ

Peckville Hospital Company, LLC	DE

Guarantors	Jurisdiction of Incorporation or Formation

Pennsylvania Hospital Company, LLC	DE

Phillips Hospital Corporation	AR

Phoenixville Hospital Company, LLC	DE

Pottstown Hospital Company, LLC	DE

QHG Georgia Holdings II, LLC	DE

QHG Georgia Holdings, Inc.	GA

QHG Georgia, LP	GA

QHG of Bluffton Company, LLC	DE

QHG of Clinton County, Inc.	IN

QHG of Enterprise, Inc.	AL

QHG of Forrest County, Inc.	MS

QHG of Fort Wayne Company, LLC	DE

QHG of Hattiesburg, Inc.	MS

QHG of Massillon, Inc.	OH

QHG of South Carolina, Inc.	SC

QHG of Spartanburg, Inc.	SC

QHG of Springdale, Inc.	AR

QHG of Warsaw Company, LLC	DE

Quorum Health Resources, LLC	DE

Red Bud Hospital Corporation	IL

Red Bud Illinois Hospital Company, LLC	IL

Regional Hospital of Longview, LLC	DE

River Region Medical Corporation	MS

Roswell Hospital Corporation	NM

Ruston Hospital Corporation	DE

Ruston Louisiana Hospital Company, LLC	DE

SACMC, LLC	DE

Salem Hospital Corporation	NJ

San Angelo Community Medical Center, LLC	DE

San Angelo Medical, LLC	DE

San Miguel Hospital Corporation	NM

Guarantors	Jurisdiction of Incorporation or Formation

Scranton Holdings, LLC	DE

Scranton Hospital Company, LLC	DE

Scranton Quincy Holdings, LLC	DE

Scranton Quincy Hospital Company, LLC	DE

Shelbyville Hospital Corporation	TN

Siloam Springs Arkansas Hospital Company, LLC	DE

Siloam Springs Holdings, LLC	DE

Southern Texas Medical Center, LLC	DE

Spokane Valley Washington Hospital Company, LLC	DE

Spokane Washington Hospital Company, LLC	DE

Tennyson Holdings, LLC	DE

Tomball Texas Holdings, LLC	DE

Tomball Texas Hospital Company, LLC	DE

Tooele Hospital Corporation	UT

Triad Healthcare Corporation	DE

Triad Holdings III, LLC	DE

Triad Holdings IV, LLC	DE

Triad Holdings V, LLC	DE

Triad Nevada Holdings, LLC	DE

Triad of Alabama, LLC	DE

Triad of Oregon, LLC	DE

Triad-ARMC, LLC	DE

Triad-El Dorado, Inc.	AR

Triad-Navarro Regional Hospital Subsidiary, LLC	DE

Tunkhannock Hospital Company, LLC	DE

VHC Medical, LLC	DE

Vicksburg Healthcare, LLC	DE

Victoria Hospital, LLC	DE

Victoria of Texas, L.P.	DE

Virginia Hospital Company, LLC	VA

Warren Ohio Hospital Company, LLC	DE

Guarantors	Jurisdiction of Incorporation or Formation

Warren Ohio Rehab Hospital Company, LLC	DE

Watsonville Hospital Corporation	DE

Waukegan Hospital Corporation	IL

Waukegan Illinois Hospital Company, LLC	IL

Weatherford Hospital Corporation	TX

Weatherford Texas Hospital Company, LLC	TX

Webb Hospital Corporation	DE

Webb Hospital Holdings, LLC	DE

Wesley Health System, LLC	DE

West Grove Hospital Company, LLC	DE

WHMC, LLC	DE

Wilkes-Barre Behavioral Hospital Company, LLC	DE

Wilkes-Barre Holdings, LLC	DE